UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2012

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On August 23, 2012, Lewis H. Bender, notified the Board of Directors of Interleukin Genetics, Inc. (“Interleukin”) of his intention to resign as the Chief Executive Officer and as a member of the Board of Directors of Interleukin, effective immediately. The Compensation Committee of the Board of Directors of Interleukin is currently in discussions with Mr. Bender regarding the terms of a Separation Agreement. When such agreement is finalized, Interleukin will file it as an exhibit to a Current Report on Form 8-K.

(c)          In connection with Mr. Bender’s resignation, on August 23, 2012, the Board of Directors appointed Kenneth S. Kornman, DDS, Ph.D., Interleukin’s founder and President and Chief Scientific Officer, as Chief Executive Officer. Dr. Kornman will continue as Interleukin’s President and Chief Scientific Officer. Information regarding Dr. Kornman’s business experience is included in Interleukin’s Definitive Proxy Statement (File No. 001-32715) filed with the Securities and Exchange Commission on June 22, 2012 (the “Proxy Statement”) under the caption “Management and Corporate Governance—The Board of Directors and Management”, which is incorporated herein by reference. Information regarding Dr. Kornman’s employment agreement with Interleukin is included in the Proxy Statement under the caption “Executive Compensation—Employment Agreements”, which is incorporated herein by reference.

(d)          On August 23, 2012, the Board of Directors of Interleukin appointed Dr. Kornman as a director to fill the vacancy created by Mr. Bender’s resignation. Dr. Kornman will serve as a Class II director until the 2014 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified. Dr. Kornman is not expected to serve on any committees of the Board of Directors.

Item 8.01 Other Events.

On August 23, 2012, Interleukin issued a press release announcing Mr. Bender’s resignation and Dr. Kornman’s appointment described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits.

99.1         Press release, dated August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: August 29, 2012	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer